Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                Offer to Exchange
                 6% Putable/Callable Notes due December 14, 2016
                       Putable/Callable December 14, 2001
                  (Registered under the Securities Act of 1933)
                                       for
         All Outstanding 6% Putable/Callable Notes due December 14, 2016
                       Putable/Callable December 14, 2001
                                       of
                                PSI Energy, Inc.

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6% Putable/Callable Notes due December 14, 2016, Putable/Callable December 14, 2001 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to Fifth Third Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer
- Guaranteed Delivery Procedures" in the Prospectus dated             , 1999
(which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of PSI Energy, Inc., an Indiana corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

                                FIFTH THIRD BANK

By Hand or Overnight Delivery:  Facsimile Transmissions:      By Registered Or
                                (Eligible Institutions Only)  Certified Mail:
  Fifth Third Bank                                              Fifth Third Bank
  38 Fountain Square Plaza        (513) 744-6785                38 Fountain Square Plaza
  MD 1090D2-3210                                                MD 1090D2-3210
  Cincinnati, Ohio 45263        To Confirm by Telephone         Cincinnati, Ohio 45263
                                  or for Information Call:
Attention:  Corporate Trust                                   Attention: Corporate Trust
            Department              (513) 579-5132              Department



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



         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.


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


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)



         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________       ______________________________
                                          (Authorized Signature)

Address:___________________________       Title:________________________
___________________________________       Name:_________________________
                        (Zip Code)             (Please type or print)

Area Code and Telephone Number:           Date:_________________________
___________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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